Exhibit 99.1

Lordstown Motors Appoints Daniel A. Ninivaggi as Chief Executive Officer

Ohio Automaker Appoints New CEO as it Moves Closer to Production of the All-Electric Light-duty Endurance Pickup Truck

Lordstown, Ohio – August 26, 2021 – Lordstown Motors Corporation (Nasdaq: RIDE), (“Lordstown Motors”), a leader in electric light-duty trucks focused on the commercial fleet market, announced today that its Board of Directors has appointed Daniel A. Ninivaggi as CEO and as a member of the Board, effective immediately.

Ninivaggi is the former CEO of Icahn Enterprises L.P. (Nasdaq: IEP), a diversified holding company controlled by Carl C. Icahn, and has served in a variety of senior leadership positions in the automotive and transportation industries. He began his automotive career at Lear Corporation (NYSE: LEA), ultimately serving as Executive Vice President, where he was responsible for, among other functions, corporate development and strategy. He later held the positions of Co-Chairman and Co-CEO of Federal Mogul Holdings Corporation, an $8 billion supplier of powertrain, chassis, sealing, brake and other automotive components, prior to its sale to Tenneco.

While with Icahn Enterprises, Ninivaggi also oversaw Icahn Enterprises’ automotive aftermarket service network and parts distribution businesses. Ninivaggi has extensive experience as a director of public companies, including Icahn Enterprises, Motorola Mobility (prior to its sale to Google), Navistar International, Hertz Global Holdings and CVR Energy. He currently serves as the Chairman of the Board of Directors of Garrett Motion Inc. (Nasdaq: GTX), a leading Tier 1 supplier of turbochargers and other propulsion products.

“I believe the demand for full-size electric pickup trucks will be strong and the Endurance truck, with its innovative wheel hub motor design, has the opportunity to capture a meaningful share of the market. With an absolute focus on execution, I look forward to working with the talented Lordstown management team, our suppliers and other partners to bring the Endurance to market and maximize the value of our assets,” said Daniel Ninivaggi, Lordstown Motors CEO.

“The Board is enthusiastic about Dan’s appointment as CEO. We are impressed with his broad automotive background, track record, strategic thinking, and team-oriented leadership talent. Furthermore, his capital markets expertise and investment proficiency will be invaluable in navigating the company through its commercial ramp-up, capital allocation and growth phase. We unanimously concluded that he has the optimal combination of skills and public company experience to lead Lordstown Motors at this time. On behalf of the entire Board, I’d like to thank Angela Strand who successfully served as Executive Chairwoman during the CEO transition period and will continue as Non-Executive Chair going forward”, said David Hamamoto, Chairman of the Lordstown Board CEO Search Committee.

Ninivaggi is a graduate of Stanford University School of Law, the University of Chicago Graduate School of Business and Columbia University.

About Lordstown Motors Corp.

Lordstown Motors Corp. is an Ohio-based original equipment manufacturer of light duty fleet vehicles, founded with the purpose of transforming Ohio's Mahoning Valley and Lordstown, Ohio, into the epicenter of electric-vehicle manufacturing. The company owns the 6.2 million square foot Lordstown Assembly Plant where it plans to build the Lordstown Endurance, believed to be the world's first full-size, all-electric pickup truck designed to serve the commercial fleet market. For additional information visit www.lordstownmotors.com and follow us on Twitter.

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Forward Looking Statements

This press release includes forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” “expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: our limited operating history and our significant projected funding needs; our liquidity position and the need to raise substantial additional funding to execute our business plan; risks associated with the conversion and retooling of our facility and ramp up of production; our inability to obtain binding purchase orders from customers and potential customers’ inability to integrate our electric vehicles into their existing fleets; our inability to retain key personnel and to hire additional personnel; competition in the electric pickup truck market; our inability to develop a sales distribution network; and the ability to protect our intellectual property rights. Any forward-looking statements speak only as of the date on which they are made, and Lordstown Motors undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts:

Investors

Carter W. Driscoll, CFA

lordstownIR@icrinc.com

Media

Kimberly Spell

kimberly.spell.ext@lordstownmotors.com